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                                                                       EXHIBIT 2

                               AMENDMENT NO. 1 TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT

         This Amendment No. 1 to Amended and Restated Rights Agreement (this "Amendment No. 1") is made effective as of the 19th day of March, 2005. This Amendment is an amendment to the Amended and Restated Rights Agreement, dated as of December 7, 1998 (the "Rights Agreement"), between Advocat, Inc., a Delaware corporation (the "Company"), and SunTrust Bank (the "Rights Agent").

                                    RECITALS

         WHEREAS, the Board of Directors of the Company has deemed it advisable to amend certain provisions of the Rights Agreement; and

         WHEREAS, pursuant to and in compliance with Section 26 of the Rights Agreement, the Company and the Rights Agent wish to amend the Rights Agreement as set forth herein.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Section 7(a) of the Rights Agreement is hereby amended by deleting therefrom the words "March 20, 2005" and inserting in their place the words "March 20, 2010."

         2. Section 7(b) of the Rights Agreement is hereby amended by deleting therefrom "$50" and inserting in its place "$15."

         3. Section 25 of the Rights Agreement is hereby amended by deleting the name and address of Third National Bank in Nashville therefrom and inserting in their place the following:

                  SunTrust Bank
                  Stock Transfer Department
                  P.O. Box 4625
                  Atlanta, GA  30302

         4. Except as herein specifically amended, the terms of the Rights Agreement shall remain unmodified, and the Rights Agreement, as amended by this Amendment No. 1, shall remain in full force and effect.

         5. Capitalized terms used in this Amendment No. 1 but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

         6. This Amendment No. 1 shall be deemed effective as of March 19, 2005.

         7. This Amendment No. 1 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the laws of such State.


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         8. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constituted one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, all as of the day and year first above written.


                                         ADVOCAT, INC.


                                         By:      /s/ L. Glynn Riddle, Jr.
                                                  ------------------------
                                                  L. Glynn Riddle, Jr
                                                  Chief Financial Officer



                                         SUNTRUST BANK


                                         By:      /s/ Letitia A. Radford
                                                  -----------------------
                                         Name:    Letitia A. Radford
                                         Title:   Vice President